Exhibit 4.3
CENTERPOINT ENERGY RESOURCES CORP.
(formerly known as NorAm Energy Corp.)
To
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(successor to JPMorgan Chase Bank, National Association
(formerly Chase Bank of Texas, National Association)),
Trustee

SUPPLEMENTAL INDENTURE NO. 15
Dated as of January 20, 2011

$342,998,000
4.50% Senior Notes due 2021
Series A and Series B

CENTERPOINT ENERGY RESOURCES CORP.
(formerly known as NorAm Energy Corp.)
SUPPLEMENTAL INDENTURE NO. 15
$342,998,000
4.50% Senior Notes due 2021
Series A and Series B
     SUPPLEMENTAL INDENTURE No. 15, dated as of January 20, 2011, between CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation formerly known as NorAm Energy Corp. (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (successor to JPMorgan Chase Bank, National Association (formerly Chase Bank of Texas, National Association)), as Trustee (the “Trustee”).
RECITALS
     The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 1, 1998 (the “Original Indenture” and, as previously and hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities.
     The Company has changed its name from “NorAm Energy Corp.” to “CenterPoint Energy Resources Corp.” and all references in the Indenture to the “Company” or “NorAm Energy Corp.” shall be deemed to refer to CenterPoint Energy Resources Corp.
     Pursuant to the terms of the Indenture, the Company provided for, among other things, the establishment of two series of Securities designated as the “4.50% Senior Notes due 2021, Series A” (the “2021 Series A Notes”) and the “4.50% Senior Notes due 2021, Series B” (the “2021 Series B Notes” and, together with the 2021 Series A Notes, the “2021 Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof in Supplemental Indenture No. 14 dated January 11, 2011, between the Company and the Trustee (“Supplemental Indenture No. 14”).
     Pursuant to the terms of the Indenture, the aggregate principal amount of the 2021 Notes can be increased pursuant to a resolution of the Board of Directors of the Company.
     The Company has furnished the Trustee with a resolution of Board of Directors of the Company authorizing the increase of the aggregate principal amount of the 2021 Notes by an aggregate principal amount not to exceed the aggregate principal amount of the Company’s 7.875% senior notes due 2013 (the “2013 Notes”) surrendered for exchange for the 2021 Notes and cash pursuant to the Company’s Offering Memorandum dated January 4, 2011 (the “Offering Memorandum”) related to such exchange (the “Exchange Offer”) and the execution of this Supplemental Indenture No. 15 to reflect such increase, and the Company has furnished the Trustee with an Officer’s Certificate specifying that $397,236,000 aggregate principal amount of the 2013 Notes have been surrendered in the Exchange Offer and that, as consideration therefor,

$342,998,000 aggregate principal amount of the 2021 Notes are required to be issued to consummate the Exchange Offer.
     Section 301 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.
     Subparagraph (7) of Section 901 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.
     For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:
ARTICLE ONE
Relation to Indenture; Additional Definitions
     Section 101. Relation to Indenture. This Supplemental Indenture No. 15 amends Supplemental Indenture No. 14 as provided in ARTICLE TWO below and constitutes an integral part of the Original Indenture.
ARTICLE TWO
Amendment of Supplemental Indenture No. 14
     Section 201. Amendment of Cover Page and Title. The “$250,000,000” on the cover page and in the fourth line of the title of Supplemental Indenture No. 14 are each hereby replaced with “$592,998,000”.
     Section 202. Amendment of Section 202. Section 202 of Supplemental Indenture No. 14 is hereby amended and restated to read as follows:
     “The Trustee shall authenticate and deliver (i) the 2021 Series A Notes for original issue on the Issue Date in the aggregate principal amount of $250,000,000, (ii) the 2021 Series A Notes for original issue on January 20, 2011 in the aggregate principal amount of $342,998,000, (iii) the 2021 Series B Notes from time to time thereafter for issue only in exchange for a like principal amount of 2021 Series A Notes, (iv) the 2041 Series A Notes for original issue on the Issue Date in the aggregate principal amount of $300,000,000 and (v) the 2041 Series B Notes from time to time thereafter for issue only in exchange for a like principal amount of 2041 Series A Notes, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 301 and 303 of the Original Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2021 Notes and 2041 Notes that may initially be outstanding shall not exceed $592,998,000 and $300,000,000, respectively; provided, however, that the authorized aggregate principal amount of the Notes of either series may be increased above such amount by a Board Resolution to such effect.”
     Section 203. Amendment of Section 207. Section 207 of Supplemental Indenture No. 14 is hereby amended and restated to read as follows:
     “The 2021 Notes and the 2041 Notes issued on the Issue Date shall be initially issued at 99.928% and 99.929%, respectively, of their principal amount plus accrued interest, if any, from January 11, 2011, and the 2021 Notes issued on January 20, 2011 shall be initially issued in exchange for the 2013 Notes pursuant to the formula specified in the Offering Memorandum.”
     Section 204. Amendment of Exhibit A. The final sentence of the first paragraph on the reverse of the form of 2021 Note attached to Supplemental Indenture No. 14 as Exhibit A is hereby amended and restated to read, with respect to any 2021 Note or replacement 2021 Note authenticated on or after January 20, 2011, as follows:
     “This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $592,998,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.”
ARTICLE THREE
Miscellaneous Provisions
     Section 301. The Indenture, as supplemented and amended by this Supplemental Indenture No. 15, is in all respects hereby adopted, ratified and confirmed.
     Section 302. This Supplemental Indenture No. 15 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 303. THIS SUPPLEMENTAL INDENTURE NO. 15 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     Section 304. If any provision in this Supplemental Indenture No. 15 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.
     Section 305. In case any provision in this Supplemental Indenture No. 15 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 306. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the proper authorization or due execution hereof or of the Notes by the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 15 to be duly executed, as of the day and year first written above.

CENTERPOINT ENERGY RESOURCES CORP.
By:
	Name:	Marc Kilbride
	Title:	Vice President and Treasurer

Attest:

Name:	Richard B. Dauphin
Title:	Assistant Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee
By:
	Name:	Marcella Burgess
	Title:	Vice President and Trust Officer